STATE OF DELAWARE

                        [SEAL OF THE STATE OF DELAWARE]

                          Office of Secretary of State

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF PMW DE P.R., INC. FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF APRIL, A.D. 1985, AT 9 O'CLOCK A.M.

                                        /s/ Michael Harkins
                                        -----------------------------------
                                        Michael Harkins, Secretary of State

                                        AUTHENTICATION:   0486558

                                                  DATE:   04/29/1985

                                                                  FILED

                                                               APR 29 1985

                                                            /s/ Michael Harkins
                                                             Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                               PMW de P.R., Inc.

      FIRST: The name of the corporation is PMW de P.R., Inc.

      SECOND: The address of its registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The nature or purposes of the business to be conducted or promoted is:

            To engage in any and all lawful acts or activities for which corporations may be now or hereafter organized under The General Corporation Law of Delaware.

      FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value One Dollar ($1.00) per share, amounting in the aggregate to One Thousand Dollars ($1,000.00).

      FIFTH: The name and mailing address of the sole incorporator is as follows:

                               Carlos A. Saavedra
                               135 South LaSalle Street
                               Suite 1425
                               Chicago, Illinois 60603

      SIXTH: The corporation is to have perpetual existence.

      SEVENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      EIGHTH: In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

            To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

            To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

      NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purposes of forming a corporation pursuant to The General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26 day of April, 1985.


                                        /s/ Carlos A. Saavedra
                                        ----------------------------------
                                        Carlos A. Saavedra

STATE OF ILLINOIS )
                  ) SS
COUNTY OF C00K    )

      BE IT REMEMBERED that on this 26th day of April, 1985, personally came before me, a Notary Public for State of Illinois, Carlos A. Saavedra, the party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be her act and deed and that the facts stated therein are true.

      GIVEN under my hand and seal of office the day and year aforesaid.


                                        /s/ Rhonda M. Histerl
                                        --------------------------------
                                        Notary Public

                                        My Commission Expires
                                        12/29/85

    RECEIVED FOR RECORD
         MAY 3 1985
LEO J. DUGAN, Jr., Recorder